Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-38286 and No. 333-104871) pertaining to the Webster Bank Retirement Savings Plan of our report dated June 28, 2011 with respect to the financial statements and schedule of the Webster Bank Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 28, 2011